SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                January 23, 2003


                          KRISPY KREME DOUGHNUTS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


             North Carolina               001-16485               56-2169715
-------------------------------       ----------------       -------------------
(State or other jurisdiction             (Commission         (I.R.S. Employer
of incorporation)                        File Number)        Identification No.)

                370 Knollwood Street
                Winston-Salem, North Carolina              27103
-----------------------------------------------          ----------
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (336) 725-2981



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Item 5.    Other Events

     Krispy Kreme Doughnuts, Inc. has issued the press release attached hereto as exhibit 99.1 and incorporated by reference herein.

Item 7.    Financial Statements and Exhibits.

             (c)      Exhibits.

                      Exhibit No.          Description
                      99.1                  Press Release dated January 24, 2003



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      KRISPY KREME DOUGHNUTS, INC.


Dated:  January 24, 2003              By:    /s/ Randy S. Casstevens
                                             -----------------------------------
                                             Name:  Randy S. Casstevens
                                             Title: Chief Financial Officer


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                                 EXHIBIT INDEX


Exhibit No.                 Description
----------                 -------------
99.1                        Press Release dated January 24, 2003


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                                                                    EXHIBIT 99.1


Investor Contact: Robbin E. Moore

Investor Relations Director
                           Krispy Kreme Doughnuts, Inc.
                           336.726.8857

Media Contact:             Brooke Smith
                           Public Relations Director
                           Krispy Kreme Doughnuts, Inc.
                           336.726.8997

               KRISPY KREME AGREES TO ACQUIRE MONTANA MILLS, INC.
                 ANNOUNCES PLANS TO DEVELOP BAKERY/CAFE CONCEPT

Winston-Salem, NC (January 24, 2003) - Krispy Kreme Doughnuts, Inc. (NYSE: KKD) announced today that the Company has entered into a merger agreement to acquire Montana Mills Bread Co., Inc. (AMEX: MMX), a Rochester, NY-based bakery concept. The small chain of neighborhood bakeries features fresh, stone ground flour, a highly visual presentation of the baking process in full view of the customer and customer sampling with large slices of a variety of fresh-baked breads. The Company indicated it will issue approximately 1.2 million shares of Krispy Kreme common stock for the acquisition and that the purchase would be dilutive by about $.03 per share in the first full year. The holders of a majority of the outstanding shares of Montana Mills have consented to the merger, and it is contemplated that, subject to the conditions of the merger agreement, the merger will close approximately 20 business days following the mailing of an information statement/registration statement to the Montana Mills stockholders.

Scott Livengood, Krispy Kreme's Chairman, President and Chief Executive Officer, said, "This acquisition is a natural outgrowth of the development of Krispy Kreme over the past five years. As I have indicated previously, we view Krispy Kreme Doughnuts, Inc., first and foremost as a set of unique capabilities which include the abilities to explore and nurture our customers' passion for and connection to a brand, create an effective franchise network, vertically integrate to provide a complete range of products and services to a system-wide store network serving flour-based, short shelf life products, and deliver these products daily across multiple channels. Applying these core organizational competencies to the development of a second concept has the potential to create significant leverage."

Livengood added, "The opportunity to create a wholesome, fresh-baked bakery and cafe concept the `Krispy Kreme way' is obviously unique to Krispy Kreme. I have long considered how to capitalize on this opportunity. In Montana Mills, we found the perfect foundation for this new concept - passionate bread bakers who have created a fiercely loyal customer following around a wide variety of fresh-baked goods, bread-baking theater and sampling of large slices of bread. I have personally observed this passion that each Montana Mills employee carries for their custom-

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ers and their breads. This is a great platform on which to build. We will work closely with the Montana Mills team as we try to add value to an already outstanding concept."

Asked about the timing of this move, Livengood indicated, "I expect we will spend in the range of two years fully developing the concept I described. As we have indicated regarding our international expansion, we will always try to prepare for any type of expansion well before we need the growth. We want the time to do it right. For this concept, I think that time is now."

John Tate, the Krispy Kreme's Chief Operating Officer, has served on the Montana Mills Board of Directors for the past 14 months. Asked about this, Tate indicated, "I agreed to serve on the board of Montana Mills after meeting its Chief Executive Officer, Gene O'Donovan and seeing the concept firsthand. I was struck by the remarkable similarities in culture, values and customer relationships between Krispy Kreme and Montana Mills. The opportunity to help such a company in the early stages of its growth was irresistible. When we decided to begin the development of a bakery concept, it was clear to me that Montana Mills was the natural choice because of these similarities."

The Company also indicated that Gene O'Donovan and his wife Suzy would assume the positions of President of Montana Mills (a division of Krispy Kreme Doughnuts, Inc.) and Principal Baker, respectively. Livengood said, "Gene and Suzy have an incredible passion for this product and this concept. We are excited about working with them in the years ahead to realize the full potential of Montana Mills in becoming a beacon brand."

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates more than 265 stores in 37 states and Canada. An estimated 7.5 million Krispy Kreme doughnuts are made everyday and more than 2.7 billion are produced each year. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

                                      # # #

     Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, competition and numerous other factors discussed in Krispy Kreme's periodic reports, proxy statement and other information statements filed with the Securities and Exchange Commission.